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                                                                   Exhibit 10.41



                            LETTER OF UNDERSTANDING
                            -----------------------



July 1, 1995


TO:  MICHAEL MOSS

RE: AMENDMENT TO AUGUST 4, 1993 AMENDMENT TO NOVEMBER 7, 1991 LETTER OF UNDERSTANDING BETWEEN MICHAEL MOSS AND INDEX FUTURES GROUP, INC.


Dear Michael,

     As we agreed, your employment agreement with Index Futures Group, Inc., as contained in the "Amendment to 11/7/91 Letter of Understanding Between Michael Moss and Index Futures Group, Inc." is extended until June 30, 1997, under the same terms and conditions.

     If you are in agreement with the above, please indicate by signing in the space provided below:

For Index:


/s/ BURTON J. MEYER
________________________________
Burton J. Meyer
CEO


Agreed to by:


/s/ MICHAEL MOSS
________________________________
Michael Moss

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